                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            WALTER INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                 August 12, 1997

To Our Stockholders:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Walter Industries, Inc. (the "Company") to be held at 10:00 A.M., local time, on Tuesday, September 16, 1997, at the Tampa Convention Center, 333 S. Franklin Street, Tampa, FL 33602.

    As fully discussed in the accompanying Proxy Statement, stockholders will be asked to consider and approve proposals to (1) approve an Annual Incentive Plan for Key Employees which is intended to satisfy the provisions of Section 162(m) of the Internal Revenue Code; (2) approve the Amended 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc., and (3) ratify the appointment of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1998.

    The Board of Directors unanimously recommends that all stockholders vote in favor of each of these proposals, and we urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the Annual Meeting. The giving of the proxy will not affect your right to attend the meeting nor, if you choose to revoke the proxy, your right to vote in person.

                                          Sincerely,

                                          /s/ Kenneth E. Hyatt

                                          Kenneth E. Hyatt
                                          Chairman of the Board

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 16, 1997

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walter Industries, Inc., (the "Company") a Delaware corporation, will be held on Tuesday, September 16, 1997 at 10:00 A.M., local time, at the Tampa Convention Center, Ball Room Level, Meeting Room 6-7, 333 S. Franklin St., Tampa, FL 33602, for the following purposes:

    1.  To approve an Annual Incentive Plan for Key Employees of the Company;

    2. To approve the Amended 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.;

    3. To ratify the appointment of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1998;

    4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only stockholders of record at the close of business on July 25, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The Annual Report of the Company for the fiscal year ended May 31, 1997 is enclosed.

    The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa, Florida 33631-3601.

    Your attention is invited to the Proxy Statement on the following pages.

                                          By Order of the Board of Directors

                                          /s/ Edward A. Porter

                                          EDWARD A. PORTER
                                          Secretary

Tampa, Florida
August 12, 1997

                            WALTER INDUSTRIES, INC.
                         1500 North Dale Mabry Highway
                              Tampa, Florida 33607

                                PROXY STATEMENT

                                ----------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Walter Industries, Inc. (the "Company") of proxies for the Annual Meeting of Stockholders of the Company to be held on September 16, 1997 at 10:00 a.m., local time, at the Tampa Convention Center, Ball Room Level, Meeting Room 6-7, 333 S. Franklin Street, Tampa, Florida 33602, and at any adjournments thereof (the "Annual Meeting").

                                   THE PROXY

    In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, directors and other employees of the Company to solicit proxies personally, by telephone or by facsimile transmission. The cost of soliciting proxies will be borne by the Company.

    The date of this Proxy Statement is August 12, 1997, the approximate date on which this Proxy Statement and enclosed proxy were first mailed to stockholders.

    The close of business on July 25, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date there were outstanding and entitled to vote 53,666,630 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). Each stockholder is entitled to one vote for each share of stock held. Presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date is required for a quorum. An affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the proposals set forth herein. Broker non-votes and abstentions will be counted as present for purposes of determining a quorum and will be treated as votes against each of the proposals for purposes of determining whether such proposals have been approved by the stockholders.

    If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify how the shares are to be voted, they will be voted FOR the approval of the Annual Incentive Plan for Key Employees of the Company, FOR the approval of the Amended 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc., and FOR the ratification of the appointment of Price

Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1998.

    A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice revoking it or by a later proxy, in either case delivered by mail to the Secretary of the Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

    The Stockholder's Agreement dated as of March 17, 1995 between the Company and The Celotex Corporation ("Celotex"), solely in its capacity as the Celotex Settlement Fund Recipient, (the "Stockholders Agreement") under and as defined in the Second Amended and Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 (the "Veil Piercing Settlement Agreement"), provides that Celotex or its successor will vote its shares of Common Stock for and/or against each matter in proportion to the votes cast by the other holders of Common Stock who voted. The Common Stock held by the Celotex Settlement Fund Recipient was transferred to the Asbestos Settlement Trust (the "Celotex Trust") on May 30, 1997, and the rights and obligations of Celotex under the Stockholders Agreement were assumed by the Celotex Trust. The Company will advise the Celotex Trust of the proportion of such votes and the Celotex Trust shall have no responsibility for the determination thereof. The Celotex Trust shall be present in person or by proxy at all meetings of holders of Common Stock so that all shares of Common Stock beneficially owned by the Celotex Trust may be counted for the purpose of determining the presence of a quorum at such meetings. See "Security Ownership of Management and Principal Stockholders--Ownership of Principal Stockholders" herein for information concerning the Celotex Trust's beneficial ownership of Common Stock.

    The Annual Report of the Company for the year ended May 31, 1997, containing audited financial statements for such year, is enclosed with this Proxy Statement.

    IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING, IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                              CORPORATE GOVERNANCE

GENERAL INFORMATION

    The Company was organized in August 1987 by a group of investors led by Kohlberg Kravis Roberts & Co. L.P. ("KKR") for the purpose of acquiring Jim Walter Corporation, a Florida corporation ("Original Jim Walter"), pursuant to a leveraged buyout. Following its organization, the Company organized and acquired all of the outstanding shares of capital stock of a group of direct and indirect wholly owned subsidiaries, including Hillsborough Acquisition Corporation ("HAC"). On September 18, 1987, HAC acquired approximately 95% of the outstanding shares of common stock of Original Jim Walter pursuant to a cash tender offer (the "Tender Offer"). In January 1988, Original Jim Walter merged (the "Merger") into HAC (which changed its name to Jim Walter Corporation) and HAC distributed substantially all of its assets (principally excluding the stock of Celotex and several other subsidiaries of Original Jim Walter) to a parent corporation of HAC (which was merged into the Company in April 1991) in redemption of all of the shares of capital stock of HAC owned by such parent corporation.

    Following the Merger and prior to the commencement of the Chapter 11 proceedings (as described below), the Company undertook a program of corporate reorganizations and asset dispositions, which were contemplated by all of the debt agreements entered into in connection with the Tender Offer and the Merger. Pursuant to this program the Company restructured and/ or disposed of certain of the businesses of Original Jim Walter, including the disposition in April 1988 of all of the stock of the parent corporation of Jim Walter Corporation.

    On December 27, 1989, the Company and substantially all of its subsidiaries each filed a voluntary petition for reorganization under Chapter 11 ("Chapter 11") of the United States Bankruptcy Code (the "Bankruptcy Code") with the Bankruptcy Court for the Middle District of Florida, Tampa Division (the "Bankruptcy Court").

    On March 17, 1995 (the "Effective Date"), the Company and its subsidiaries emerged from bankruptcy pursuant to the Amended Joint Plan of Reorganization Dated as of December 9, 1994 as modified on March 1, 1995 (the "Plan of Reorganization").

    The Plan of Reorganization and the Restated Certificate of Incorporation of the Company (the "Charter") provide that, upon emerging from Chapter 11, the Board of Directors of the Company shall consist of nine members until March 17, 1998, the third anniversary of the Effective Date (the "Initial Three Year Term"), of which: (i) three directors (currently Kenneth E. Hyatt, Richard E. Almy and James W. Walter (a non-employee director as of October 6, 1995)) are to be selected by the directors from the senior officers of the Company; (ii) two directors (currently Michael T. Tokarz and Perry Golkin) are to be designated by KKR, an affiliate of certain principal stockholders of the Company; (iii) two directors (currently, Howard L. Clark, Jr. and Eliot M. Fried) are to be designated by Lehman Brothers Inc. ("Lehman"), whose affiliate Lehman Brothers Holdings, Inc. ("Lehman Holdings") is another principal stockholder of the Company; and (iv) two directors (currently James B. Farley and James L. Johnson) are to be Independent Directors (as defined in the following paragraph).

    Independent Directors are defined as persons who (i) are not (a) officers, affiliates, employees, Interested Stockholders, consultants or partners of any Significant Stockholder or any affiliate of any Significant Stockholder or of any entity that was dependent upon any Significant Stockholder or any affiliate of any Significant Stockholder for more than 5% of its revenues or earnings in its most recent fiscal year, (b) officers, employees, consultants or partners of the Company or any of its affiliates, or officers, employees, Interested Stockholders, consultants or partners of any entity that was dependent upon the Company or any of its affiliates for more than 5% of its revenues or earnings in its most recent fiscal year or (c) any relative or spouse of any of the foregoing persons or a relative of a spouse of any of the foregoing persons, and (ii) are selected by management of the Company from a list of qualified candidates provided by an independent search firm selected by management and Lehman. For these purposes "Interested Stockholder" means, with respect to any person, any other person that together with its affiliates and associates "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Exchange Act") 5% or more of the equity securities of such person, and "Significant Stockholder" means an Interested Stockholder of the Company.

    The Plan of Reorganization provides that, if, at any time during the Initial Three Year Term, Lehman and its affiliates fail to have beneficial ownership of 8% or more of the outstanding Common Stock (without giving effect to shares of Common Stock held in escrow pursuant to the Plan of Reorganization -- see Footnote (3) to "Security Ownership of Management and Principal Stockholders -- Ownership of Principal Stockholders" herein) (the "Outstanding Common Stock") and KKR and its affiliates have, at such time, beneficial ownership of 8% or more of the Outstanding Common Stock, then KKR shall have the right to compel one director selected by Lehman (from among those designated by Lehman) to resign as a director and to appoint a successor. If, at any time during the Initial Three Year Term, KKR and its affiliates fail to have beneficial ownership of 8% or more of the Outstanding Common Stock and Lehman and its affiliates have, at such time, beneficial ownership of 8% or more of the Outstanding Common Stock, then Lehman shall have the right to compel one director selected by KKR (from among those designated by KKR) to resign as a director and to appoint a successor. If, at any time during the Initial Three Year Term, either Lehman and its affiliates or KKR and its affiliates fail to have beneficial ownership of 5% or more of the Outstanding Common Stock, then the directors appointed by Lehman or by KKR, respectively, shall resign and the remaining directors of the Company shall appoint their successor(s) for the remainder of the Initial Three Year Term; provided, however, that KKR shall be entitled to designate one director during the Initial Three Year Term if, and so long as, the number of shares of Common Stock beneficially owned by KKR and its affiliates, together with shares of Common Stock held in escrow pursuant to the Plan of Reorganization that would be distributed to KKR or its affiliates upon release from escrow, shall together equal 5% or more of the then outstanding Common Stock of the Company, including, for purposes of this calculation only, any shares held in escrow pursuant to the Plan of Reorganization.

    After the Initial Three Year Term, the Charter currently provides that all the directors of the Company shall be elected by the stockholders of the Company annually for a term of one year each.

DIRECTORS

    Set forth below is a list showing the names, ages (as of July 1, 1997) and business background of all directors of the Company, the year in which he became a director, and, where applicable, the executive office or offices held by each director with the Company.

                                                                                                       SERVED AS DIRECTOR
NAME                                            AGE      POSITION                                      OF THE COMPANY FROM
------------------------------------------      ---      ------------------------------------------  -----------------------
James W. Walter...........................          74   Chairman Emeritus                                       1988
Kenneth E. Hyatt..........................          56   Chairman, Chief Executive                               1995
                                                         Officer and President
Richard E. Almy...........................          55   Director,                                               1996
                                                         Executive Vice President and
                                                         Chief Operating Officer
Howard L. Clark, Jr.......................          53   Director                                                1995
James B. Farley...........................          66   Director                                                1995
Eliot M. Fried............................          64   Director                                                1995
James L. Johnson..........................          70   Director                                                1995
Perry Golkin..............................          43   Director                                                1995
Michael T. Tokarz.........................          47   Director                                                1987

JAMES W. WALTER has been a director of the Company since 1988, serving as Chairman until October 6, 1995 and Chairman Emeritus thereafter. Mr. Walter founded Walter Construction Co., a predecessor of Jim Walter Corporation, in 1948 and Jim Walter Corporation in 1955. He was President and Chief Executive Officer of Jim Walter Corporation from 1955 to 1963, Chairman and Chief Executive Officer from 1963 to 1983 and Chairman until 1988.

HOWARD L. CLARK, JR. has been the Vice Chairman of Lehman, an investment-banking firm, since February 1993; prior thereto he served as Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc. Prior thereto he was an Executive Vice President and the Chief Financial Officer of American Express Company, a financial services firm. He also is a director of Lehman, Plasti-Line, Inc., The Maytag Corporation and Fund American Enterprises Holdings, Inc.

JAMES B. FARLEY is the retired Chairman of the Board, and a current Trustee, of Mutual of New York, a life insurance company. He served as Chairman and Chief Executive Officer of Mutual of New York from 1989 to 1994. He also is a director of Ashland Oil, Inc. and Harrah's Entertainment Company.

ELIOT M. FRIED has been a Managing Director of Lehman or Shearson Lehman Brothers, Inc. since 1991 and is a member of Lehman's Firm Wide Investment and Commitment Committees. He served as a Senior Vice President of a predecessor firm of Lehman from 1982 to 1991. He also is a director of Bridgeport Machines, Inc., EVI, Inc., SunSource L.P., Axsys Technologies, Inc. and L-3 Communications Corporation.

JAMES L. JOHNSON is Chairman Emeritus of GTE Corporation, a telephone company and cellular service provider. From April 1988 to May 1992 he was Chairman and Chief Executive Officer of GTE. He also is a director of Contel Cellular, Inc., CellStar Corporation, The FINOVA Group Inc., Harte-Hanks Communications Inc. and Valero Energy Corp. and a Trustee of Mutual of New York.

MICHAEL T. TOKARZ is a member of the limited liability company which serves as the general partner of KKR. He is also a general partner of KKR Associates L.P. Prior to 1993 he was an executive of KKR. He also is a director of Safeway, Inc., K-III Communications Corporation, Flagstar Companies, Inc., Flagstar Corporation, Neway Anchorlok International, Inc., KSL Recreation Corporation, IDEX Corporation, Canteen Holdings, Inc., Denny's Holdings, Inc. Spalding & Evenflo Companies, Inc., Spartan Holdings, Inc., FRD Acquisition Co., KSL Land Corporation, KSL Golf Holdings, Inc. and U. F. Holdings, Inc.

KENNETH E. HYATT has been Chairman of the Board and Chief Executive Officer of the Company since June 1, 1996 and has been President of the Company since September 1, 1995. Between September 1, 1995 and June 1, 1996, he also served as Chief Operating Officer of the Company. He was elected a director on September 12, 1995. Mr. Hyatt served as President and Chief Executive Officer and a director of Celotex from 1990 until shortly prior to his election, effective September 1, 1995, as President and Chief Operating Officer of the Company. Mr. Hyatt held various management and executive positions with various subsidiaries of Jim Walter Corporation from 1966 until 1984, at which time he was named Vice President and Group Executive of Jim Walter Corporation. In 1986 he was elected Executive Vice President and Chief Operating Officer of Jim Walter Corporation. Following Jim Walter Corporation's leveraged buyout in 1988 by KKR, Mr. Hyatt joined with an investor group in the acquisition of Celotex and certain related entities. In October 1990 Celotex and one of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, as a result of massive litigation involving asbestos-related liabilities. The Celotex Plan of Reorganization was confirmed in December 1996 and became effective May 1997. The Celotex Trust is a principal stockholder of the Company. See "Security Ownership of Management and Principal Stockholders -- Ownership of Principal Stockholders" herein.

PERRY GOLKIN is a member of the limited liability company which serves as the general partner of KKR. He is also a general partner of KKR Associates, L.P. Prior to 1995, he was an executive of KKR. He is also a director of K-III Communications Corporation and Canadian General Insurance Group. Mr. Golkin was a director of the Company from 1987 to March 2, 1995.

RICHARD E. ALMY has been Executive Vice President and Chief Operating Officer of the Company since June 1, 1996. Previously, Mr. Almy had been President and Chief Operating Officer at JW Aluminum Company since 1991 and JW Window Components, Inc. since 1995, two subsidiaries of the Company.

    Except during the Initial Three Year Term, as described in "Corporate Governance -- General Information" above, directors of the Company are elected by the stockholders of the Company. Each director holds office until his successor is elected and qualified. The Company is not aware of any family relationships among any of the foregoing directors.

COMMITTEES OF THE BOARD OF DIRECTORS

    There are five standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Environmental, Health and Safety Committee. There is one special committee, the Tax Oversight Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

    The Audit Committee is responsible for meeting with representatives of the Company's independent certified public accountants and financial management to review accounting, internal control, auditing and financial reporting matters. It is also responsible, among other things, for maintaining liaison with and exercising such supervision of the actions of the Company's public accountants in whatever manner and to whatever extent shall be deemed, at its discretion, necessary, proper and in the best interest of the Company and its stockholders. The Audit Committee consists of directors who are not and never have been employees of the Company. The present members of the Committee are Eliot M. Fried, Chairman, Perry Golkin, James L. Johnson and James B. Farley.

    The Compensation Committee is responsible for reviewing and approving officer and executive salaries of the Company and its subsidiaries in amounts over $100,000 annually and for reviewing and recommending for approval by the Board executive and key employee compensation plans, including incentive compensation, stock incentives and other benefits, and consists of directors who are not and never have been employees of the Company. The present members of the Committee are James L. Johnson, Chairman, Howard L. Clark, Jr., James B. Farley and Michael T. Tokarz.

    The Finance Committee is responsible for recommendations to the Board concerning public and private financings, dividends, discretionary contributions by the Company under the Company's and its subsidiaries' employee benefit plans and other financial matters, approval of the designation of the investment fund managers for the Company's and its subsidiaries' employee benefit plans, and approval of investment of the Company's funds by establishment of policies for investment of funds by the Company's officers. The present members of the Committee are James B. Farley, Chairman, Michael T. Tokarz, Howard L. Clark, Jr., and James W. Walter.

    The Environmental, Health and Safety Committee is responsible for receiving environmental, health and safety reports from the Company's and its subsidiaries' environmental counsel and engineers and health and safety personnel; examining and reporting upon the Company's and its subsidiaries' compliance with environmental, reclamation, health and safety requirements and the policies pertaining thereto and reporting the same to the Board; approving the proposed scope of internal and independent environmental and health and safety audits; and periodically evaluating and recommending to the Board changes in the Company's and its subsidiaries' environmental, health and safety policies. The present members of the Committee are Michael T. Tokarz, Chairman, James B. Farley, Eliot M. Fried and James L. Johnson.

    The Nominating Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as directors, including nominees recommended by stockholders, and reporting its recommendations to the Board. During the Initial Three Year Term, selection of directors is subject to restrictions discussed in "Corporate Governance -- General Information" above. The present members of the Committee are Howard L. Clark, Jr., Chairman, Perry Golkin, James L. Johnson and James W. Walter.

    The Tax Oversight Committee is a special purpose temporary committee and is responsible for (i) approving all settlements and agreements by the Company or any of its subsidiaries regarding all claims of the Internal Revenue Service that are entitled to priority under the Bankruptcy Code, and (ii) determining final resolution of certain contingencies regarding Federal income tax claims, both as more fully described in the Plan of Reorganization. The members of the Tax Oversight Committee shall consist at all times of two Independent Directors and a director (or other person) designated by Lehman. The present members of the Committee are Howard L. Clark, Jr., Chairman, James B. Farley and James L. Johnson.

    Pursuant to the Charter and By-laws, at all times during the Initial Three Year Term, each committee of the Board (other than the Tax Oversight Committee, which shall be constituted as described above) shall include such number of directors (but in any event at least one director) designated by each of KKR and Lehman so that each of KKR and Lehman has representation on each such committee proportionate to the representation it has on the Board. The Charter provides that the foregoing provision of the By-laws and certain other provisions of the By-laws cannot be amended by the Board during the Initial Three Year Term unless 67% of the whole Board votes in favor of the amendment. Thereafter, the affirmative vote of a majority of directors will be required to amend those provisions.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended May 31, 1997, there were six meetings of the Board, two meetings of the Audit Committee, three meetings of the Compensation Committee, one meeting of the Finance Committee, and one meeting of the Environmental, Health and Safety Committee. Neither the Nominating Committee nor the Tax Oversight Committee met during the fiscal year ended May 31, 1997.

    All of the directors attended at least 75% of the combined number of Board meetings and meetings of Committees of which they were members that were held during the fiscal year ended May 31, 1997.

DIRECTORS' COMPENSATION

    No directors' fees are paid to directors who are full-time employees of the Company or any of its subsidiaries. Non-employee directors of the Company (Messrs. Clark, Farley, Fried, Johnson, Walter, Golkin and Tokarz) are paid retainer fees of $25,000 per year. Committee Chairmen receive an additional retainer fee of $5,000 per year. Each non-employee director also receives a fee of $1,500 for each Board or Committee meeting attended and is reimbursed for travel and lodging expenses.

    On April 11, 1995, the Board approved and adopted the Walter Industries, Inc. Directors' Deferred Fee Plan under which non-employee directors may elect to defer all or a portion of their director's fees. The deferred fees, at each electing director's option, are credited to either an income account or a stock equivalent account or divided between the two accounts. The income account is credited quarterly with interest at the prime rate and the stock equivalent account is credited with an amount equal to the number of equivalent shares of Common Stock which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account. Payments begin, at the participant's election, upon the later of the termination of his services as a director or date of retirement from his principal occupation or employment in such number of annual installments as shall be determined by the Company. Payments from the income account are in cash and payments from the stock equivalent account are in cash at the Common Stock's then current market value, or, at the Company's option, in shares of Common Stock. Mr. Farley has elected to have all of his director's fees credited to a stock equivalent account.

    Mr. Walter, Chairman Emeritus, entered into a consulting agreement upon his retirement from employment with the Company on October 6, 1995 (see "Certain Relationships and Certain Related Transactions"). During the fiscal year ended May 31, 1997, he received $150,000 pursuant to this agreement.

CERTAIN RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

    In July 1986, Waltsons, Inc., a family owned corporation in which James W. Walter, Chairman Emeritus of the Board, has a twenty percent (20%) interest, acquired a fifty percent (50%) interest in the operations of Booker & Company, Inc. ("Booker"), a wholesale distributor of building supplies and materials headquartered in Tampa, Florida. For over 30 years, Booker has been a supplier of various building supplies and materials to Dixie Building Supplies, Inc., a wholly owned subsidiary of the Company. During the fiscal year ended May 31, 1997, Booker's sales of building supplies and materials to such subsidiary totaled $6,091,200. The Company believes that the terms of the transactions between the Company and Booker were at least as favorable to the Company as those that could be obtained from unaffiliated third parties. In December 1996, Waltsons, Inc. sold all of its interest in the operations of Booker.

    The Company entered into a consulting agreement with Mr. Walter effective upon his retirement on October 6, 1995. The term of the agreement is for a period of three years, commencing October 6, 1995, during which time Mr. Walter will render to the Company such services of an advisory or consulting nature as the Company may reasonably require. Mr. Walter will be paid an annual consulting fee of $150,000. The agreement also contains a restrictive covenant prohibiting, during the term of the agreement and for a period of three years after its termination, Mr. Walter's employment by any person, firm or corporation which is engaged in a business in competition with the Company or its subsidiaries, or his engaging in such business for his own account.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following tables furnish information, as of August 1, 1997 as to: (i) shares of Common Stock beneficially owned by each director and each executive officer of the Company named in the Summary Compensation Table herein; (ii) shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group; and (iii) the name and address of each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock. Except as indicated below, to the knowledge of the Company each person indicated in the following tables has sole voting and investment power as to the shares shown.

                 OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                         NUMBER OF SHARES
                                                                          OF COMMON STOCK
                                                                           BENEFICIALLY      PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                                       OWNED         STOCK OUTSTANDING
-----------------------------------------------------------------------  -----------------  -------------------
James W. Walter........................................................          199,377(1)(2)           *
Chairman Emeritus and Director
Kenneth E. Hyatt.......................................................          173,984(1)(3)           *
Chairman, Chief Executive Officer and President
Howard L. Clark, Jr. ..................................................                 (4)             (4)
Director
James B. Farley........................................................           10,000                 *
Director
Eliot M. Fried.........................................................                 (4)             (4)
Director
James L. Johnson.......................................................           10,000                 *
Director
Perry Golkin...........................................................       13,958,589(5)           26.0(5)
Director
Michael T. Tokarz......................................................       13,958,589(5)           26.0(5)
Director

Richard E. Almy........................................................           62,238(6)              *
Director, Executive Vice President and
Chief Operating Officer

William Carr (retired May 31, 1997)....................................           66,858(1)(7)           *
President and Chief Operating Officer of
Jim Walter Resources, Inc., a
subsidiary of the Company

William N. Temple......................................................           53,473(1)(8)           *
Senior Vice President and Group Executive;
President of United States Pipe and Foundry Company, Inc.,
a subsidiary of the Company

Dean M. Fjelstul.......................................................           45,772(9)              *
Senior Vice President and
Chief Financial Officer

All current directors and executive officers as a group
  (17 individuals)....................................................        14,731,713(10)           27.1

------------------------

*   LESS THAN 1% OF OUTSTANDING COMMON STOCK

(1) Includes 6,234, 23,689, 1,246, 4,363, and 3,595,768 shares of Common Stock issued to an escrow account for the benefit of Messrs. Hyatt, Walter, Temple and Carr, and to all current directors and executive officers as a group (including 3,553,380 shares for the benefit of the KKR Investors), respectively, on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, such escrowed shares will be distributed to such persons under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and canceled. Until such matters are finally determined, such persons will have the power to exercise voting rights with respect to such respective escrowed shares of Common Stock. For so long as such persons have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to such persons, such persons will beneficially own such 6,234, 23,689, 1,246, 4,363, and 3,595,768 shares of Common Stock, respectively.

(2) Includes options to purchase 133,333 shares, exercisable currently or within 60 days of August 1, 1997.

(3) Includes options to purchase 150,000 shares exercisable currently or within 60 days of August 1, 1997. Also includes 100 shares held by Mr. Hyatt's son of which Mr. Hyatt disclaims beneficial ownership.

(4) Messrs. Clark and Fried are Vice Chairman and Managing Director, respectively, of Lehman. See "Ownership of Principal Stockholders" below for information concerning ownership of shares by Lehman's affiliate, Lehman Holdings.

(5) Messrs. Tokarz and Golkin are general partners of KKR Associates, L.P., which is the sole general partner of each of JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P. (the "KKR Investors") and Channel One Associates, L.P. ("Channel One"), and thus Messrs. Tokarz and Golkin may be deemed to be beneficial owners of the shares owned by the KKR Investors and Channel One (see "Ownership of Principal Stockholders" below). Messrs. Tokarz and Golkin disclaim beneficial ownership of such shares.

   The number of shares of Common Stock includes 3,553,380 shares of Common
    Stock issued to an escrow account on September 13, 1995 for the benefit of the KKR Investors pursuant to the Plan of Reorganization. See Footnote (3) under "Ownership of Principal Stockholders" below. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, Messrs. Tokarz and Golkin may be deemed to be beneficial owners of such 3,553,380 escrowed shares of Common Stock. Messrs. Tokarz and Golkin disclaim beneficial ownership of such shares.

(6) Includes options to purchase 54,666 shares exercisable currently or within 60 days of August 1, 1997.

(7) Includes options to purchase 49,999 shares exercisable currently or within 60 days of August 1, 1997.

(8) Includes options to purchase 49,999 shares exercisable currently or within 60 days of August 1, 1997.

(9) Includes options to purchase 30,000 shares exercisable currently or within 60 days of August 1, 1997.

(10) Includes 13,958,589 shares of Common Stock beneficially owned by the KKR Investors and Channel One, which may be deemed to be beneficially owned by Messrs. Tokarz and Golkin. See Footnote (5) above. Does not include shares of Common Stock owned by Lehman Holdings. See Footnote (4) above. Also includes 605,993 shares purchasable under stock options exercisable currently or within 60 days of August 1, 1997.

                      OWNERSHIP OF PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the close of business on August 1, 1997, information as to those holders (other than officers and directors of the Company), known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock. Such information has been derived from the public filings made by the listed principal stockholders.

NAME AND COMPLETE MAILING ADDRESS                                               NUMBER OF SHARES   PERCENT OF CLASS
------------------------------------------------------------------------------  -----------------  -----------------
Asbestos Settlement Trust.....................................................      10,941,326(1)           20.4
9 Burr Road
Westport, CT 06880

Lehman Brothers Holdings, Inc.................................................       7,869,525(2)           14.7
3 World Financial Center
New York, NY 10285

The KKR Investors.............................................................      13,958,589(3)           26.0
(JWC Associates, L.P.,
JWC Associates II, L.P.
and KKR Partners II, L.P.)
and Channel One Associates, L.P.
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street
New York, NY 10009

------------------------

(1) The Celotex Trust has agreed with the Company and Lehman to vote and execute written consents with respect to the shares of Common Stock held by it in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock on each matter voted on by stockholders. Identical restrictions on the voting of Common Stock by the Celotex Trust are contained in the Charter and in the Plan of Reorganization.

(2) Lehman transferred the shares of Common Stock which it received pursuant to the Plan of Reorganization to its affiliate, Lehman Holdings.

(3) The shares of Common Stock beneficially owned by the KKR Investors are as follows: 9,309,427 shares are beneficially owned by JWC Associates, L.P.; 61,687 shares are beneficially owned by JWC Associates II, L.P.; and 225,675 shares are beneficially owned by KKR Partners II, L.P., including 3,446,979, 22,841, and 83,560 shares, respectively, issued to an escrow account on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, up to 3,553,380 of the escrowed shares will be distributed to the KKR Investors under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and canceled. Until such matters are fully determined, the KKR Investors will have the power to exercise voting rights with respect to such shares of Common Stock. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, the KKR Investors will beneficially own such 3,553,380 shares of Common Stock. The Company has been advised that as of July 25, 1997 Channel One beneficially owned 4,361,800 shares of Common Stock.

   KKR Associates, L.P. is the sole general partner of each of the KKR Investors and Channel One. The general partners of KKR Associates, L.P. are Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Michael W. Michelson, Paul
    E. Raether, Michael T. Tokarz, James H. Greene, Jr., Perry Golkin, Scott M. Stuart, Clifton S. Robbins and Edward A. Gilhuly.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation paid to or accrued by the Company for the account of the Chief Executive Officer of the Company and each of the next four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal year ended May 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                                                       --------------
                                                                 YEAR         ANNUAL COMPENSATION        SECURITIES
                                                                ENDING     --------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                                     MAY 31     SALARY($)(1)  BONUS($)(2)   OPTIONS(#)(3)
------------------------------------------------------------  -----------  ------------  ------------  --------------
Kenneth E. Hyatt (5)........................................        1997       551,083       550,000        150,000
Chairman of the Board, Chief Executive                              1996       340,245       300,000        150,000
Officer and President                                               1995           (5)           (5)            (5)

Richard E. Almy (6).........................................        1997       260,542       160,000        115,000
Executive Vice President and                                        1996           (6)           (6)         35,000
Chief Operating Officer                                             1995           (6)           (6)              0

William Carr (retired May 31, 1997).........................        1997       254,089        80,000         50,000
President and Chief Operating Officer of Jim Walter                 1996       263,857        30,000         50,000
Resources, Inc., a subsidiary of the Company                        1995       247,077       215,000              0

William N. Temple...........................................        1997       211,364       125,000         50,000
Senior Vice President and Group Executive;                          1996       213,854       106,000         50,000
President of United States Pipe and Foundry                         1995       205,202       287,000              0
Company, Inc., a subsidiary of the Company

                                                                    1997       191,667       130,000         90,000
Dean M. Fjelstul............................................        1996           (7)           (7)            (7)
Senior Vice President and Chief Financial Officer                   1995           (7)           (7)            (7)


                                                                   ALL OTHER
NAME AND PRINCIPAL POSITION                                   COMPENSATION($)(4)
------------------------------------------------------------  -------------------
Kenneth E. Hyatt (5)........................................                  *
Chairman of the Board, Chief Executive                                   70,650
Officer and President                                                       (5)
Richard E. Almy (6).........................................                  *
Executive Vice President and                                                (6)
Chief Operating Officer                                                     (6)
William Carr (retired May 31, 1997).........................                  *
President and Chief Operating Officer of Jim Walter                     128,876
Resources, Inc., a subsidiary of the Company                             74,854
William N. Temple...........................................                  *
Senior Vice President and Group Executive;                               54,818
President of United States Pipe and Foundry                             128,596
Company, Inc., a subsidiary of the Company
                                                                              *
Dean M. Fjelstul............................................                (7)
Senior Vice President and Chief Financial Officer                           (7)

------------------------

 *  Not currently available. See footnote (4)

(1) The amounts shown in this column for fiscal 1995 and 1996 include amounts paid by the Company as the premium on term life insurance for the benefit of each of the named executive officers and imputed income relating to personal use of Company-owned automobiles provided to the named executive officers. Such amounts will henceforth be reported under the All Other Compensation column. For fiscal 1997 such amounts do not exceed mandated reporting thresholds.

(2) For fiscal 1995, the amounts shown in this column include bonuses paid to Messrs. Temple and Carr pursuant to the Plan of Reorganization in addition to incentive bonus compensation. At the time of filing by the Company and virtually all of its subsidiaries under Chapter 11, accounting professionals for the official committees in the Chapter 11 cases recommended that the Company adopt a retention bonus arrangement, a common method of assuring retention of key personnel during bankruptcy proceedings. The Company decided not to adopt such a retention bonus plan but determined instead to pay bonuses informally upon completion of the reorganization to key personnel who continued their employment with the Company and its subsidiaries during the pendency of the Chapter 11 cases (which were initiated on December 27, 1989 and concluded on March 17, 1995) despite the unavailability of long-term incentive compensation plans and the limitations on salaries and incentive compensation imposed by the Bankruptcy Court during such time. The Company's proposal to make such informal payments was incorporated in the Plan of Reorganization and approved by the Bankruptcy Court. Upon the Effective Date of the Plan of Reorganization Messrs. Temple and Carr were each paid bonuses in the amount of $175,000.

(3) Options were awarded pursuant to the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.

(4) The amount shown in this column for fiscal 1996 for Mr. Hyatt represents the Company's contributions for his account in the Walter Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan") and accruals for the related Supplemental Profit Sharing Plan (the "Supplemental Profit Sharing Plan") which provides benefits which would have been provided under the tax-qualified Profit Sharing Plan but for restrictions on such benefits imposed by the Internal Revenue Code of 1986, as amended. The Profit Sharing Plan and the Supplemental Profit Sharing Plan amounts are for the plan year ended August 31, 1996. Amounts for the plan year ended August 31, 1997 are not currently available, but are anticipated not to be materially different from amounts for the plan year ended August 31, 1996.

   The amounts shown in this column for fiscal 1995 and 1996 for Messrs. Carr and Temple represent accruals for the Supplemental Pension Plan which provides benefits which would have been provided under a tax-qualified pension plan but for restrictions on such benefits imposed by the Internal Revenue Code of 1986, as amended. The current Supplemental Pension Plan year ends December 31, 1997; amounts accrued for Messrs. Carr and Temple under the Supplemental Pension Plan for 1997 have thus not been determined.

   Except as noted above, the Company did not pay or provide other forms of compensation (such as perquisites) to any of the named executive officers in amounts having an aggregate value exceeding the lesser of $50,000, or 10%, of the total annual salary and bonus reported for such officers.

(5) Mr. Hyatt became an executive officer of the Company on September 1, 1995. He has been Chairman of the Board and Chief Executive Officer of the Company since June 1, 1996 and has been President since September 1, 1995. Between September 1, 1995 and June 1, 1996 he also served as Chief Operating Officer.

(6) Mr. Almy became an executive officer of the Company on June 1, 1996.

(7) Mr. Fjelstul became an executive officer of the Company on June 10, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                                            --------------------------                POTENTIAL REALIZABLE
                                                                 % OF                                VALUE AT ASSUMED ANNUAL
                                              NUMBER OF          TOTAL                                RATES OF STOCK PRICE
                                              SECURITIES        OPTIONS      EXERCISE                APPRECIATION FOR OPTION
                                              UNDERLYING      GRANTED TO      OR BASE                         TERM
                                               OPTIONS         EMPLOYEES       PRICE    EXPIRATION   -----------------------
NAME                                        GRANTED(#) (1)  IN FISCAL 1997    ($/SH)     DATE (2)    5% ($) (3)  10% ($) (3)
------------------------------------------  --------------  ---------------  ---------  -----------  ----------  -----------
Kenneth E. Hyatt..........................       150,000            12.3%      12.3125    07/23/06    1,018,234   2,507,960
Richard E. Almy...........................       115,000             9.4%      12.3125    07/23/06      780,646   1,922,769
William Carr..............................        50,000             4.1%      12.3125    05/31/02      170,085     375,845
William N. Temple.........................        50,000             4.1%      12.3125    07/23/06      339,411     835,987
Dean M. Fjelstul..........................        90,000             7.4%      12.3125    07/23/06      610,941   1,504,776

------------------------

(1) All options included in this table will become exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing on each of the two anniversaries thereafter. The right to exercise all of the options is contingent on the optionee's refraining from conduct which the Compensation Committee determines is contrary to the best interests of the Company (including but not limited to competition with the Company) and, except in the case of Messrs. Temple and Carr (see footnote
    (2) below), upon the optionee's remaining in the employ of the Company or a subsidiary of the Company until the date on which the installment becomes exercisable.

(2) The right to exercise all of the options expires on the tenth anniversary of the date on which they were granted or, if earlier, three months after termination of employment (one year in the event of death or disability). However, in recognition of Messrs. Temple and Carr having continued in the Company's employ until its emergence from Chapter 11 and to reward them for their past, present and future services, the right to exercise their options is not contingent upon continued employment by the Company or a subsidiary (see footnote (1) above) and such options will not expire as a result of termination of employment until five years after such termination or, if later, one year after death. Since Mr. Carr retired on May 31, 1997, his options are scheduled to expire five years from his date of retirement.

(3) The amounts of hypothetical potential appreciation shown in these columns reflect required calculations at annual appreciation rates of 5% and 10% set by the Securities and Exchange Commission and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                           NUMBER OF SECURITIES
                                                                          UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                        OPTIONS AT FISCAL YEAR-END   IN-THE-MONEY OPTIONS AT
                                SHARES                                             (#)               FISCAL YEAR-END ($)(1)
                              ACQUIRED ON
NAME                         EXERCISE (#)       VALUE REALIZED ($)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------------  -----------------  -----------------------  ----------------------------  -----------------------
Kenneth E. Hyatt.........              0                     0                150,000/150,000             115,625/203,125
Richard E. Almy..........              0                     0                 61,666/88,334               77,187/150,000
William Carr.............              0                     0                 49,999/50,001               36,457/66,668
William N. Temple........              0                     0                 49,999/50,001               36,457/66,668
Dean M. Fjelstul.........              0                     0                 30,000/60,000               58,125/116,250

------------------------

(1) Represents the fair market value as of May 30, 1997 ($14.25 per share closing stock price) of the option shares less the exercise price of the options.

ANNUAL BENEFITS PAYABLE UNDER PENSION PLANS

    The table below sets forth the aggregate estimated annual retirement benefits payable under the Pension Plan for Salaried Employees of Subsidiaries, Divisions and/or Affiliates of Walter Industries, Inc. (the "Pension Plan") and under the Company's unfunded, non-qualified, Supplemental Pension Plan (the "Supplemental Pension Plan" and together with the Pension Plan, the "Pension Plans") for employees retiring at normal retirement age (65) on June 1, 1997, and is based on social security covered compensation in effect on June 1, 1997:

                               PENSION PLAN TABLE

                                                                               YEARS OF SERVICE
                                                             -----------------------------------------------------
REMUNERATION                                                    15         20         25         30         35
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
150,000....................................................     30,990     41,320     51,650     61,979     72,309
175,000....................................................     36,521     48,695     60,868     73,042     85,216
200,000....................................................     42,052     56,070     70,087     84,104     98,122
225,000....................................................     47,583     63,445     79,306     95,167    111,028
250,000....................................................     53,115     70,820     88,525    106,229    123,934
300,000....................................................     64,177     85,570    106,962    128,354    149,747
350,000....................................................     75,240    100,320    125,400    150,479    175,559
400,000....................................................     86,302    115,070    143,837    172,604    201,372
450,000....................................................     97,365    129,820    162,275    194,729    227,184
500,000....................................................    108,427    144,570    180,712    216,854    252,997
550,000....................................................    119,490    159,320    199,150    238,979    278,809
600,000....................................................    130,552    174,070    217,587    261,104    304,622

    Benefit payments under the Pension Plans are based on final average annual compensation (including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for Federal income tax purposes) for the five consecutive years within the final ten years of employment prior to normal retirement age (65) which produce the highest average. This is generally equivalent to the sum of the amounts included under the Salary and Bonus column headings in the Summary Compensation Table above. Benefit amounts are shown on a straight-line annuity basis, payable annually upon retirement at age 65. No offsets are made for the value of any social security benefits earned. The Company makes accruals for the Supplemental Pension Plan only for such employees as to which the pension benefits under the Pension Plan have been limited by the Code. In the case of the Supplemental Pension Plan, the applicable company may, in its sole discretion, elect to furnish any and all benefits due by purchasing annuities, or by other means at its disposal, including payment of the present value of such benefits.

    Only employees of the Company's subsidiaries (except Jim Walter Homes, Inc., Mid-State Homes, Inc., Best Insurors, Inc., Best Insurors of Mississippi, Inc., Jim Walter Insurance Services, Inc., Dixie Building Supplies, Inc., Coast to Coast Advertising, Inc. and Neatherlin Homes, Inc.) participate in the Pension Plans. Of the named executive officers, Messrs. Carr (who retired on May 31,
1997) and Temple are participants in the Pension Plans with twenty-one and eleven years of credited service, respectively. Prior to June 1, 1996, Mr. Almy was employed by a subsidiary of the Company and participated in the Pension Plans. Messrs. Hyatt and Fjelstul are not participants in the Pension Plans.

PROFIT SHARING PLANS

    Under the Profit Sharing Plan and the Supplemental Profit Sharing Plan, amounts contributed by the Company for the benefit of the participants become payable upon termination of employment. In the case of the Supplemental Profit Sharing Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or in sixty equal monthly installments. While the Profit Sharing Plan provides retirement benefits for all salaried employees of the Company and certain of its subsidiaries not covered by the Pension Plans, the Company makes accruals for the Supplemental Profit Sharing Plan only for such employees as to which the full contribution under the Profit Sharing Plan has been limited by the Code. For the Supplemental Profit Sharing Plan year ending August 31, 1997, Messrs. Hyatt, Almy and Fjelstul qualified for participation in the Supplemental Profit Sharing Plan. Amounts for the plan year ended August 31, 1997 are not currently available. See footnote (4) to the Summary Compensation Table herein.

COMPENSATION COMMITTEE INTERLOCKS OR INSIDER PARTICIPATION IN COMPENSATION
 DECISIONS

    During the fiscal year ended May 31, 1997, the Company's two employee directors, Messrs. Hyatt and Almy, participated in deliberations of the Company's Board concerning executive compensation. However, Mr. Hyatt and Mr. Almy did not vote on executive compensation matters in which they were directly involved; instead they abstained on such occasions.

                               PERFORMANCE GRAPH

    The following line graph illustrates the Company's cumulative stock market performance for the two fiscal years since the Company's Common Stock was issued in conjunction with the Company's emergence from its five-year Chapter 11 reorganization in March 1995.

    For purposes of this graph, the Company's performance is measured against the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Industrial-Diversified Index ("Dow Jones Diversified") average for the same two-year period. The Company, as a highly diversified business with interests in homebuilding and financing, coal mining, and various industrial manufacturing operations, is not easily categorized with other, more specific industry indices.

    Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock, the S&P 500 and the Dow Jones Diversified on June 1, 1995 and (ii) reinvestment of dividends.

                 COMPARISON OF TWO-YEAR CUMULATIVE TOTAL RETURN
           AMONG WALTER INDUSTRIES, INC., S&P 500 INDEX AND DOW JONES
                             INDUSTRIAL-DIVERSIFIED

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   WALTER INDUSTRIES, INC.             100     104.18      96.74      93.95      95.81      99.53      98.6      113.02     106.04
S&P 500 INDEX                          100     106.02     114.93     122.25     128.48     125.87     146.95     154.24     166.27
DJ INDUSTRIAL-DIVERSIFIED              100     109.73     111.56     126.31     129.79     129.55     150.38     149.73     164.38

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, reviews and approves executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company's Chief Executive Officer and other executive officers. The Committee is also responsible for the administration of and awards under the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.

GENERAL COMPENSATION POLICY

    The purpose of the Company's executive compensation program is to (i) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (ii) provide incentives to management to increase stockholder value, (iii) increase the overall performance of the Company and (iv) increase the performance of individual executives.

PRINCIPAL COMPENSATION ELEMENTS

    For fiscal 1997 the principal elements of the Company's executive compensation were base pay, short-term cash incentive compensation and stock based incentives. To determine guidelines for each of these elements of compensation, the Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. Such salary ranges are periodically benchmarked against external salary survey data, including comparable compensation data for numerous diversified manufacturing and residential construction companies. While none of the companies in these surveys engage in precisely the same mix of businesses as the Company, the Committee believes that such surveys provide a reliable standard for measuring the Company's compensation practices. Periodically, the Company reviews and evaluates its executive pay structure with outside compensation consultants to confirm the validity of the executive salary ranges and to conform such structure with competitive market levels for several key positions, including the Chief Executive Officer.

BASE SALARY

    The Committee annually reviews and approves the base salary of each executive officer. In determining salary adjustments, the Committee considers the responsibilities associated with the position, individual contribution and performance, and applicable external salary survey data.

    Mr. Hyatt was elected Chairman and Chief Executive Officer of the Company effective June 1, 1996. In recognition of his promotion, the Board set his base compensation at $550,000 per year, based upon objective external salary data and the advice of Buck Consultants, Inc., a consultant to the Committee. The Committee targeted the median level of compensation for comparable industries and similar positions.

EXECUTIVE INCENTIVE COMPENSATION

    For fiscal 1997, the Committee, after discussions with its outside consultant, developed a comprehensive incentive plan for key employees including Messrs. Hyatt, Almy, Carr, Temple and Fjelstul (the "1997 Incentive Plan"). The 1997 Incentive Plan utilized targets based on operating income and return on assets employed objectives to determine bonus funding pools for key corporate and subsidiary employees. Under the 1997 Incentive Plan, the Company's plan participants (including Mr. Hyatt) were paid from a pool that could not exceed
2 1/2% of consolidated earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes, goodwill amortization and extraordinary items. For fiscal 1997, 72% of the maximum permitted amount was paid to eligible employees. Incentive compensation awards paid to individual plan participants, other than Mr. Hyatt, were based on the relative performances of each of the Company's operating subsidiaries, and, for corporate participants, aggregate results of the Company. The amount of incentive compensation paid to Mr. Hyatt for fiscal 1997 was recommended by the Committee, after consultation with its outside consultant, and approved by the Board. Under the 1997 Incentive Plan, Mr. Hyatt could have earned an amount equal to up to 130% of his base annual compensation. Mr. Hyatt's bonus award in any given year reflects the Company's operating results and in fiscal 1997 was based on year-over-year growth in operating income and return on assets employed at the Company's subsidiaries as well as the Company's performance in the aggregate.

STOCK BASED COMPENSATION

    The Committee believes that equity ownership by management is beneficial in aligning the interests of management and the Company's stockholders for the purpose of enhancing stockholder value. To this end in July 1995 the Company adopted the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc. (the "Stock Plan") which was ratified by the stockholders in October 1995. Proposal 2 contained in this Proxy Statement requests stockholder approval to amend the Stock Plan, among other matters, to provide for additional shares of Common Stock which would be subject to the Stock Plan.

    The purpose of the Stock Plan is to utilize stock options, stock appreciation rights and stock awards as components of executive compensation to assure external competitiveness of total compensation, encourage equity ownership by key executives, motivate executives to improve long-term stock performance, and align executives' interests with the enhancement of stockholder value. Grants are made periodically by the Committee, with the exception of grants to the Chief Executive Officer, based on recommendations of the Chief Executive Officer and the advice of the Committee's outside consultant, taking into consideration the respective responsibilities of each position, external stock-based compensation survey data, and the strategic and operational goals and performance of each participant. Awards to the Chief Executive Officer are determined separately by the Committee and are based, among other things, on the Committee's perception of expected future contributions to the Company's long-term performance.

    The exercise price for all options granted during fiscal 1997 were at the then market value of the Common Stock based on an average of the high and low prices on the date of the grant. The exercise price of awards granted, the life of such awards, vesting of awards and other terms and conditions of awards granted under the Stock Plan are determined by the Committee, in its discretion. Options must expire not more than 10 years from their date of grant.

    Mr. Hyatt's award under the Stock Plan during fiscal 1997 reflects his level of responsibility within the Company, while taking into account relative amounts of awards granted to other key executives.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Committee qualify as "outside directors." The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation. To this end, Proposal 1 contained in this Proxy Statement requests stockholder approval of an executive incentive plan which is intended to ensure that amounts paid under such plan are deductible for federal income tax purposes.

SUMMARY

    The Committee believes that the mix of market-based salaries, significant variable cash incentives for short-term performance and stock-based awards, which provide the potential for equity ownership in the Company, represents a balance that will enable the Company to attract and retain key executive talent necessary for sustainable, long-term growth. The Committee further believes that this program strikes an appropriate balance between the interests of stockholders and needs of the Company in operating its businesses.

                                          COMPENSATION COMMITTEE
                                          James L. Johnson, Chairman
                                          Howard L. Clark, Jr.
                                          James B. Farley
                                          Michael T. Tokarz

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during its 1997 fiscal year.

                PROPOSALS TO BE PRESENTED TO THE ANNUAL MEETING

PROPOSAL 1.    TO APPROVE AN ANNUAL INCENTIVE PLAN FOR KEY
                 EMPLOYEES OF THE COMPANY

    The stockholders are being asked to consider and approve an Annual Incentive Plan for Key Employees (the "Plan" or "AIP"). The Plan is intended to satisfy the applicable provisions of, and is being submitted to stockholders pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). On July 22, 1997 the Board of Directors approved the Plan as reflected in this Proposal 1, subject to approval of this Proposal 1 by the stockholders. The following description of the Plan is qualified in its entirety by reference to the text of the Plan set forth in Exhibit A.

    Under Section 162(m) of the Code, the amount which the Company may deduct on its tax returns for compensation paid to certain "covered employees" (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as "performance-based compensation" is not subject to the $1 million deduction limit. In order for compensation to qualify as "performance-based" for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goal under which the compensation is to be paid must be disclosed to and approved by stockholders. The Plan is being submitted to stockholders for approval so that any compensation paid pursuant to the Plan will qualify as "performance-based" and be deductible by the Company.

    The persons who are eligible to be selected to participate in the Plan are employees of the Company and its subsidiaries who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company commencing on or after June 1, 1997 the Committee anticipates may not be deductible by the Company in whole or in part unless such compensation qualifies as "performance-based" under Section 162(m)(4)(C) of the Code, including members of the Board of Directors who are such employees. At the present time, only one person, Mr. Hyatt, is eligible to be (and has been) selected to participate in the Plan. However, approximately 110 other officers and employees of the Company are eligible to be selected to participate in similar annual incentive compensation arrangements on terms that are generally less restrictive than the Plan. Under the Plan, the Committee selects participants in the Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year, and administers and interprets the Plan. An eligible employee may (but need not) be selected to participate in the Plan each year.

    No later than 90 days after the commencement of each fiscal year of the Company that commences on or after June 1, 1997 (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury regulations thereunder), the Committee will select the persons who will participate in the Plan in such fiscal year and establish in writing the performance goals for that fiscal year as well as the method for computing the amount of compensation which each such participant will be paid if such performance goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard; neither the Committee nor the Company has any discretion to increase the amount that will be due upon attainment of the goals. The Committee retains discretion under the Plan to reduce an award at any time before it is paid. Participants pay no cash consideration for awards under the Plan.

    The maximum amount of compensation that may be paid under the Plan to any participant for any fiscal year to $2,000,000. In addition, in no event may any participant's award, when added to all other incentive compensation awarded for the same fiscal year to management employees of the Company and its subsidiaries, exceed 2.5% of the Company's earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes, goodwill amortization, and extraordinary items.

    Under the Plan, the performance goals used to determine awards for any fiscal year may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit or divisional level, as the Compensation Committee of the Board of Directors, or another committee designated by the Board and consisting exclusively of "outside directors" within the meaning of Section 162(m) of the Code (the "Committee") may in each case determine: level of sales; earnings per share; earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes and goodwill amortization expense; net income; operating income net of interest expense; operating income before interest expense; return on assets employed; return on net assets; return on equity; return on capital employed; total stockholder return; and market valuation. The foregoing terms shall be determined in accordance with generally accepted accounting principles, and may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures. Any of the foregoing criteria may apply to a participant's award opportunity for any year in its entirety or to any designated portion of the award opportunity, as the Committee may specify. Unless the Committee determines otherwise at any time prior to payment of a participant's award under the Plan for any year, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the award will be automatically excluded or included (depending on which will produce the higher award) in calculating the award that has been earned. This provision is included in the Plan because awards may qualify as "performance-based compensation" under Section 162(m) of the Code if the Committee has discretion to reduce an award, but not if the Committee has discretion to increase an award.

    The performance goals that have been established by the Committee under the Plan for the fiscal year commencing June 1, 1997 are based on operating income and return on assets employed. Under the Plan, the Committee may but need not use the same criteria for awards in future years.

    Awards may be paid under the Plan for any fiscal year only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such year (including continued employment during the year). The only exceptions to this rule apply if employment terminates by reason of death or disability during a year, or if a change of ownership or control (as defined by the Committee) occurs during the year, in which case a full or prorated award may be paid at or after the time of the termination of employment or the change of ownership or control (as determined by the Committee). If a participant's employment terminates for any reason other than death or disability during a fiscal year, any unpaid award for such year will be forfeited.

    Unless the Committee provides otherwise, all payments pursuant to the Plan are to be made in cash when the Committee certifies that the performance goals for the year have been satisfied.

    The Plan is in effect for the year commencing June 1, 1997 and will continue in effect for subsequent years unless and until terminated by the Committee in accordance with the provisions of the Plan. The Board may amend or terminate the Plan without stockholder approval at any time.

    The following table sets forth the award that will be payable pursuant to the Plan for the fiscal year ending May 31, 1998 if the maximum performance goals established by the Committee for that fiscal year are attained and there is no interruption of Mr. Hyatt's employment during that year. This award is payable only if stockholders approve the Plan, and is subject to reduction by the Committee in its discretion, as provided by the Plan.

                               NEW PLAN BENEFITS
                             ANNUAL INCENTIVE PLAN

                                                                        DOLLAR VALUE ($)
NAME AND POSITION (1)                                               MAXIMUM AWARD OPPORTUNITY
-----------------------------------------------------------------  ---------------------------
Kenneth E. Hyatt.................................................             745,800(2)
Chairman, Chief Executive Officer and President

------------------------

(1) For the fiscal year ending May 31, 1998, Mr. Hyatt is the only employee eligible for an award under the Plan.

(2) Represents the maximum award opportunity for the fiscal year ending May 31, 1998 if there is no interruption of Mr. Hyatt's employment and a specified maximum level of performance is attained or exceeded. The $745,800 shown above represents the actual maximum award opportunity established by the Committee for fiscal 1998 and is substantially below the $2,000,000 maximum allowable annual incentive compensation payable to any individual under the terms of the Plan. Lesser amounts will be payable at lower levels of performance above a specified minimum level. If such minimum level of performance is not attained, no amount will be paid under the Plan. The amount shown in the table does not reflect any reductions which the Committee is authorized to make in its discretion pursuant to the Plan.

    Any other amounts that will be received by or allocated to any person in the future pursuant to the Plan, and any amounts that would have been received by or allocated to any person for the fiscal year ended May 31, 1997 if the Plan had been in effect, are not determinable at the present time, as all such determinations are made by the Committee in its sole discretion, subject to the provisions of the Plan. However, the maximum amount that could have been received by or allocated to any participant for the fiscal year ended May 31, 1997 had the Plan been in effect for that year would have been $2,000,000.

    Payment of any awards pursuant to the Plan is contingent on stockholder approval of the Plan. If such approval is not obtained, no such awards will be paid.

    The Plan will be approved if it receives the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting under Delaware law. Unless marked to the contrary, proxies received will be voted FOR approval of the Annual Incentive Plan for Key Employees.

    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE ANNUAL INCENTIVE PLAN FOR KEY EMPLOYEES.

PROPOSAL 2.    TO APPROVE THE AMENDED 1995 LONG-TERM INCENTIVE STOCK PLAN OF
               WALTER INDUSTRIES, INC.

    The stockholders are being asked to consider and approve the Company's 1995 Long-Term Incentive Stock Plan (the "Stock Plan"), as amended and described herein. The Stock Plan was previously adopted by the Board of Directors and approved by stockholders. On July 22, 1997 the Board of Directors approved the amendments to the Stock Plan reflected in this Proposal 2, subject to approval of this Proposal 2 by the stockholders. The descriptions of the Stock Plan and the proposed amendments thereto are qualified in their entirety by reference to the complete text of the amended and restated Stock Plan set forth in Exhibit B.

    Stockholder approval is requested because certain of the amendments require stockholder approval under the terms of the Stock Plan and to ensure that stock options and stock awards issued under the Stock Plan, as amended, can be tax deductible as performance-based compensation, as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    The amendments:

    (1) increase the aggregate number of shares of Common Stock that may be issued or transferred to participants under the Stock Plan, as amended, by three million shares, to a total of six million shares, subject to adjustment in the event of recapitalizations, stock splits, and similar corporate transactions;

    (2) increase the maximum number of shares of Company Common Stock with respect to which options, stock appreciation rights, stock awards or any combination of such options, rights and awards may be granted to any employee during the period in which the Stock Plan is in effect by 500,000 shares to one million shares, subject to adjustment in the event of recapitalizations, stock splits, and similar corporate transactions. Prior to its amendment, such maximum was 500,000 shares and it applied only to the number of shares with respect to which options or stock appreciation rights could be granted to any employee, and not to the number of shares with respect to which stock awards (or any combination of options, stock appreciation rights and stock awards) could be granted to any employee;

    (3) clarify that the class of children and grandchildren to whom the Compensation Committee may permit a participant to transfer an award under the Stock Plan (other than Incentive Stock Options) during such participant's lifetime includes children and grandchildren by marriage (e.g., son-in-law, daughter-in-law and step-children) and by adoption;

    (4) provide that the performance objectives on which stock awards may (but need not) be made contingent by the Compensation Committee shall be based on one or more of: the fair market value or book value of Common Stock; level of sales; earnings per share; earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes and goodwill amortization; income before income taxes and the cumulative effect of accounting changes; income before the cumulative effect of accounting changes; net income; operating income net of interest expense; operating income before interest expense; net worth; return on total assets; return on net assets; return on equity; return on capital employed; total stockholder return; and market valuation (each on either a consolidated or business unit or divisional level, as the Compensation Committee may determine). Prior to its amendment, the Stock Plan did not limit the business criteria on which such performance objectives could be based; and

    (5) provide that the business criteria listed in clause (4) above shall be determined in accordance with generally accepted accounting principles, and may include or exclude any or all of the following items, as the Compensation Committee may specify: discontinued operations; extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures.

    The Board recommends that stockholders approve the amended Stock Plan at the Annual Meeting. The increase in the aggregate number of shares that may be issued or transferred under the amended Stock Plan was adopted by the Board of Directors of the Company because only approximately 3,000 shares currently remain available for grants under the Stock Plan, the balance of the original authorization of three million shares having been issued pursuant to or reserved for awards that were made from the inception of the Stock Plan to date. The original authorization of shares has been largely expended on ordinary, ongoing levels of long-term incentive compensation as well as on awards intended to compensate certain key employees for the protracted period (5 years) during which the Company was in Chapter 11 and no long-term incentive awards were made. The increase in the maximum number of shares with respect to which options or stock appreciation rights may be granted to any given employee was adopted by the Board of Directors because it was anticipated that the original maximum number of 500,000 shares might not be sufficient in the foreseeable future. The period during which awards may be made under the Stock Plan continues to extend until October 17, 2005, unless the Stock Plan is sooner terminated by the Board of Directors. The amendments subjecting stock awards to the foregoing maximum and relating to the performance criteria for stock awards were adopted in order to enable stock awards to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code without the need for additional stockholder action.

    Under section 162(m) of the Code, the amount which the Company may deduct on its tax returns for compensation paid to certain "covered employees" (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as "performance-based compensation" is not subject to the $1 million deduction limit. In order for compensation to qualify as "performance-based" for this purpose, it must meet certain conditions, one of which is that certain material terms of the compensation arrangement must be disclosed to and approved by stockholders. The foregoing description of the amendments, together with the description of the Stock Plan that follows, is intended to satisfy that requirement.

    The adoption of the amended Stock Plan is contingent on stockholder approval. If such approval is not obtained, the amended Stock Plan will be of no force or effect, and the Stock Plan as in effect prior to its amendment will continue in effect in accordance with its terms.

SUMMARY OF THE STOCK PLAN

    The purposes of the Stock Plan are to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent officers and other key employees; to permit Stock Plan participants to be rewarded using stock-based incentives; and to provide a means to encourage stock ownership and proprietary interest in the Company by the recipients of awards made under the Stock Plan.

    The Stock Plan authorizes the Compensation Committee of the Board of Directors, or such other committee as the Board of Directors may appoint to administer the Stock Plan (in either case, the "Committee"), to grant eligible employees options to purchase shares of Common Stock. The options may be either options that qualify for the special tax treatment accorded to incentive stock options ("ISOs") under Section 422 of the Code, or options that do not so qualify (so-called "non-qualified stock options" or "NQSOs"). The Stock Plan also authorizes the Committee to grant eligible employees stock appreciation rights ("SARs") and stock awards. Options, SARs and stock awards may be granted singly, in combination or in tandem, or in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan of the Company.

    If approved by stockholders, the amended Stock Plan will remain in effect until October 17, 2005, or until sooner terminated by the Board of Directors.

    As amended, the Stock Plan provides that a total of six million shares of Common Stock may be issued or transferred under the Stock Plan, three million of which may (but need not) be issued or transferred in respect of ISOs. Under the amended Stock Plan, the maximum number of such shares with respect to which stock options, stock appreciation rights, stock awards or any combination of options, rights and stock awards may be granted to any employee during the period in which the amended Stock Plan is in effect is one million shares, and the aggregate number of such shares that may be used in settlement of stock awards is one million. Shares used under the Stock Plan may be authorized and unissued shares or treasury shares or any combination thereof. Shares subject to an award which is forfeited, expires or is cancelled shall become available for the granting of other awards. Any shares and awards issued by the Company as a result of its assumption of, or in substitution for, awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Stock Plan. The Stock Plan provides for the Committee to make such proportionate adjustments as it deems appropriate in the share limitations set forth above, in outstanding grants, and in the exercise price of outstanding stock options, SARs or similar awards, to reflect recapitalizations, stock splits, stock dividends, mergers, spin-offs and similar transactions. Any cash proceeds received by the Company from the issuance of shares pursuant to the exercise of options or the settlement of other awards under the Stock Plan shall be available for general corporate purposes.

    The Company anticipates that the three million shares to be made available under the amended Stock Plan, together with the balance of shares remaining in the Stock Plan, will provide for share grants to be made over a five-year period.

    Any employee of the Company or any entity that is directly or indirectly controlled by the Company or in which the Company has a significant equity interest (as determined by the Committee) is eligible to be selected by the Committee to participate in the Stock Plan, including officers and members of the Board of Directors who are employees of the Company. The number of persons who are eligible to be selected to participate in the Stock Plan at the present time is approximately 150 and is subject to change.

    The Stock Plan is administered by the Committee which, within the parameters set forth in the Stock Plan, determines the type of awards to grant, selects participants from the class of employees eligible to participate, determines the number of shares of Common Stock to be subject to each award, and determines the terms and conditions of the awards. The Committee interprets the Stock Plan and is authorized to make all determinations and decisions thereunder. The Committee is not authorized to cancel outstanding stock options or SARs for the purpose of replacing them with stock options or SARs that have lower exercise prices. Under the Stock Plan, the Committee must consist of two or more members of the Board of Directors, each of whom qualifies to administer the Stock Plan under Section 16(b) of the Exchange Act and Section 162(m)(4)(C) of the Code, unless the Company's Board of Directors determines otherwise. (Rule 16b-3 of the Exchange Act exempts certain transactions by executive officers and directors under employee benefit plans such as the Stock Plan from the short-swing trading rules of federal securities legislation. Section 162(m)(4)(C) of the Code exempts certain performance-based compensation from the $1 million limit on the amount of certain executives' compensation which publicly traded corporations may deduct on their tax returns, provided, among other matters, that the performance goals are determined by a Board committee comprised solely of outside directors).

    Unless the Committee determines otherwise, transactions by executive officers and directors under the Stock Plan are intended to qualify for the exemptions available under Rule 16b-3 of the Exchange Act, and awards granted to executive officers are intended to qualify as "performance-based compensation" if such qualification is necessary to preserve the Company's deduction for such awards under Code Section 162(m). The Stock Plan is specifically intended to give the Committee authority to grant awards that will qualify as "performance-based compensation" as well as awards that will not so qualify.

    Stock options and other awards granted under the Stock Plan shall be evidenced by agreements that set forth the terms and conditions of the award. The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the award by the recipient will constitute the participant's agreement to the terms and conditions of the award.

    Awards granted under the Stock Plan (including stock options) are exercisable, during the employee's lifetime, only by the employee and are not transferable by the employee except by will, the laws of descent and distribution or to a designated beneficiary. However, the Committee may in its discretion authorize an employee who is granted a NQSO or any other award (other than an ISO or an award linked to an ISO) to transfer the award during his lifetime to members of his immediate family (defined as being children, grandchildren and spouse) or to family trusts or partnerships without consideration for estate planning purposes. In the event of such a transfer, the award would continue to be subject to substantially the same terms and conditions as applied before the transfer occurred. The class of children and grandchildren to whom awards may be transferred is the subject of amendment (3) described above.

    The Committee may permit or require any award under the Stock Plan to be deferred with or without interest, to be paid in cash or shares of Common Stock or a combination thereof, and to earn amounts equivalent to dividends ("dividend equivalents"), which may be paid currently in cash or shares or may be credited to the participant's account, as the Committee may determine. If credited to the participant's account, dividend equivalents may be deemed reinvested in additional shares or units equivalent to shares, as the Committee may determine. Dividend equivalents that are paid in cash in conjunction with awards shall not be counted against the shares available for issuance under the Stock Plan.

    The Stock Plan is not intended to preclude the establishment or continuation of, or be a substitute for, any other employee compensation plan, practice or arrangement which the Company now has or may hereafter put into effect, including, without limitation, any retirement, incentive compensation, stock purchase, stock option or stock bonus plan.

OPTIONS

    The price at which a share of Common Stock may be purchased under any option granted under the Stock Plan is at least 100% of the fair market value of a share of Common Stock on the date the option is granted (or, if greater, the par value of a share). Under the Stock Plan, "fair market value" is defined as the average of the high and low sale prices of a share of Common Stock in consolidated trading on the date in question as reported in the WALL STREET JOURNAL or, if such prices are not reported in the WALL STREET JOURNAL, the average of the closing bid and asked prices of a share of Common Stock on the date in question as furnished by a professional market maker making a market in the Common Stock.

    Options may be granted for such lawful consideration as the Committee may determine when the options are granted. Such consideration may consist of money or other property, tangible or intangible, or labor or services received or to be received by the Company. Property for this purpose includes an obligation of the Company unless prohibited by applicable law. Options may become exercisable in full at the time of grant or at such other time or times and in such installments as the Committee may determine. The Stock Plan provides that the Committee may at any time accelerate the date on which an option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Options may be exercised during such periods before and after the date on which the optionee ceases to be an employee of the Company and its subsidiaries as the Committee may determine. Each option will expire at such time as the Committee may determine at the time of grant, but no option will be exercisable after the tenth anniversary of the date on which it was granted.

    The purchase price of the shares subject to an option may be paid in cash or such other method as the Committee may permit, including (a) tendering (actually or by attestation) shares of Common Stock already owned by the optionee, or (b) authorizing a third party (such as a stockbroker) to sell the shares (or a portion of the shares) being purchased upon exercise of the option, and assigning to the Company a sufficient amount of the sale proceeds to pay for all the shares being purchased (and any taxes due on the exercise). If an optionee pays the purchase price by surrendering shares of Common Stock he already owns, such shares will be valued at their fair market value on the date of such surrender and will be added back to the number of shares available for issuance under the Stock Plan.

    The Committee may provide that, at the time of grant of an option (the "Original Option"), the recipient employee shall be granted an additional option (a "Restored Option") in the event such employee pays the purchase price of the shares subject to the Original Option by tendering shares of Common Stock the employee already owns. Each Restored Option shall cover the number of shares of Common Stock equal to the number of shares of Common Stock surrendered by the employee in payment of the purchase price, shall have a purchase price per share of Common Stock subject to the Restored Option equal to the fair market value of the Common Stock on the date of grant of such Restored Option, and shall expire not later than on the stated expiration date of the Original Option.

STOCK APPRECIATION RIGHTS

    SARs represent the right to receive a payment, in cash, shares of Common Stock or a combination of cash and such shares, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SARs are exercised over the fair market value of such number of shares on the date the SARs were granted (or, in the case of SARs granted retroactively in tandem with or in substitution for a stock option, the excess of the fair market value, on the date the SARs are exercised, of the number of shares of Common Stock subject to the option over the fair market value of such shares on the date the option was granted). If SARs are settled in cash, the shares covered by the SARs shall remain available for awards under the Stock Plan.

STOCK AWARDS

    The Committee may award eligible employees shares of Common Stock or units equivalent in value to shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may impose, which may (but need not) include requirements of continuous service with the Company and/or the achievement of performance goals ("Stock Awards"). The performance criteria that the Committee may use for this purpose are the subject of amendments (4) and (5) described above. If a Stock Award is settled in cash, the shares covered by such award shall remain available for awards under the Stock Plan.

CERTAIN CHANGE IN CONTROL PROVISIONS

    Under the Stock Plan, the Committee may provide, either at the time an award is granted or at a subsequent date, for appropriate adjustments and settlements of awards, including accelerated vesting, in contemplation of, or if the Company undergoes, a change in control (as defined by the Committee), a merger or consolidation with another corporation in which the Company is not the surviving corporation, or a liquidation or reorganization.

AMENDMENT OF THE STOCK PLAN

    The Board of Directors may amend the Stock Plan at any time and in any respect without stockholder approval, unless stockholder approval of the amendment in question is required under Delaware law, the Code, any applicable exemption from Section 16 of the Exchange Act for which the Company intends transactions by executive officers or directors to qualify, any national securities exchange or system on which the Common Stock is then listed or reported, or under any other applicable laws, rules or regulations. The Board of Directors may also terminate the Stock Plan at any time. However, no amendment or termination of the Stock Plan may adversely affect any awards that were granted before the date of such amendment or termination without the consent of the participant.

NEW PLAN BENEFITS

    The amount of options and benefits to be received by or allocated to any individual under the amended Stock Plan in the future, or that would have been received by or allocated to any individual if the amended Stock Plan had been in effect during the last completed fiscal year, is not determinable at the present time, as all such determinations under the Stock Plan are to be made by the Committee in its sole discretion. The market value of a share of Common Stock on August 7, 1997, the latest practicable date before publication of this proxy statement, was $18.50.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

    The following brief description of the tax consequences of stock options granted under the Stock Plan is based on Federal income tax laws currently in effect and does not purport to be a complete description of such Federal income tax consequences.

    There are no Federal income tax consequences either to the optionee or the Company upon the grant of an ISO or a NQSO. If shares are purchased under an ISO (i.e., an ISO is exercised) during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction in respect of the option exercise. However, the excess of the fair market value of the shares on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee in the year of exercise. Generally, if the optionee disposes of shares purchased under an ISO within two years of the date of grant or one year of the date of exercise of the ISO, the optionee will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the purchase price of such shares (but not more than the actual gain realized by the optionee on the disposition of the shares). Any gain after the date on which the optionee purchased the shares will be treated as capital gain to the optionee and will not be deductible by the Company. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction and the entire gain or loss realized by the optionee will be treated as capital gain or loss.

    When shares are purchased under a NQSO, the excess of the fair market value of the shares on the date of purchase over the purchase price of such shares under the option will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares purchased under a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

EFFECT OF CHANGE OF CONTROL

    Under the "golden parachute" tax provisions of the Code, if compensatory payments made to certain officers, employees and stockholders, including the vesting of stock options, is contingent, or is deemed to be contingent, on a change in control of a publicly-traded corporation, and if the value of such payments exceeds certain limits, the person who receives such payments may be subject to a 20% excise tax on most of the payments, payable in addition to ordinary income taxes, and the corporation may be denied a deduction for the portion of the payments which is subject to such excise tax. If a change in control of the Company occurs, stock options granted under the Stock Plan that are deemed to be contingent on the change in control may be subject to such excise tax, in whole or in part, and may be nondeductible by the Company. The foregoing tax summary does not reflect the potential application of these Code provisions in the event of a change in control.

VOTE REQUIRED

    The amendment of the Stock Plan must be approved by the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting under Delaware law. Unless marked to the contrary, proxies will be voted FOR approval of the Amended 1995 Long-Term Incentive Stock Plan.

    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE AMENDED 1995 LONG-TERM INCENTIVE STOCK PLAN.

PROPOSAL 3.    TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE
                 FISCAL YEAR ENDING MAY 31, 1998

    The Board has appointed Price Waterhouse LLP as certified public accountants for the fiscal year ending May 31, 1998. A representative of Price Waterhouse LLP will be present at the Annual Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. Price Waterhouse LLP has served as independent certified public accountants for the Company since its formation in 1987.

    The appointment of Price Waterhouse LLP as independent certified public accountants for the fiscal year ending May 31, 1998 will be ratified if approved by the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting under Delaware law. Unless marked to the contrary, proxies will be voted FOR ratification of the appointment of Price Waterhouse LLP as independent certified public accounts for the fiscal year ending May 31, 1998.

    THE BOARD RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 1998.

                                 OTHER BUSINESS

    The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Under regulations issued by the Securities and Exchange Commission, all stockholder proposals to be presented at the 1998 Annual Meeting must be received at the principal office of the Company no later than the close of business on April 14, 1998 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors

                                          /s/ Edward A. Porter

                                          EDWARD A. PORTER
                                          Secretary
                                          Walter Industries, Inc.

Tampa, Florida
August 12, 1997

                                                                       EXHIBIT A

                    ANNUAL INCENTIVE PLAN FOR KEY EMPLOYEES

1. APPLICATION

    This document sets forth the annual incentive plan applicable to those employees of Walter Industries, Inc. (the "Company") and its subsidiaries (a) who are executive officers of the Company, (b) whose annual incentive compensation for any taxable year of the Company commencing on or after June 1, 1997 the Committee (as hereafter defined) anticipates may not be deductible by the Company in whole or in part but for compliance with Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended ("162(m) Covered Employee"), and
(c) who are selected to participate in the Plan, including members of the Board of Directors of the Company who are such employees. This plan is hereafter referred to as the "Plan" or "Annual Incentive Plan".

2. ELIGIBILITY

    All 162(m) Covered Employees shall be eligible to be selected to participate in this Plan. The Committee shall select the 162(m) Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the year (or no later than such earlier or later date as may be the deadline for the compensation payable to such 162(m) Covered Employee hereunder to qualify as "performance-based" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the "Code")). Selection to participate in this Plan in any year does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent year.

3. ADMINISTRATION

    The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board"), or by another committee appointed by the Board, provided in either case that the administering committee consists of not less than two (2) Directors who are not employees of the Company or any subsidiary of the Company (the "Committee"). The Committee shall be comprised solely of Directors who are not employees of the Company or any subsidiary of the Company and who are "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code. The Committee shall have authority, subject to the provisions of the Plan, to: select employees to participate in the Plan; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, and waive rules and regulations for the Plan's administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

4. ESTABLISHMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES

    No later than 90 days after the commencement of each year commencing on or after June 1, 1997 (or than such earlier or later date as may be the applicable deadline for compensation payable under the Plan for such year to qualify as "performance-based" under Section

162(m)(4)(C) of the Code), the Committee shall establish in writing, in terms of an objective formula or standard, the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goal or goals established by the Committee for such year are attained in whole or in part and if the participant's employment by the Company or a subsidiary continues without interruption during that year. The terms of the objective formula or standard shall preclude discretion to increase the amount of the award that would otherwise be due upon attainment of the goal or goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

    No later than 90 days after the commencement of each year commencing on or after June 1, 1997 (or than such earlier or later date as may be the applicable deadline for compensation payable under the Plan for such year to qualify as "performance-based" under Section 162(m)(4)(C) of the Code), the Committee shall establish in writing the performance goal or goals for such year, which may be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit or divisional level, as the Committee may determine: level of sales; earnings per share; earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes and goodwill amortization; net income; operating income net of interest expense; operating income before interest expense; return on assets employed; return on net assets; return on equity; return on capital employed; total shareholder return; and market valuation. The foregoing criteria shall be determined in accordance with generally accepted accounting principles, and may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. Unless the Committee determines otherwise at any time prior to payment of a participant's award under the Plan for any year, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the award (including but not limited to the criterion of net income) shall be automatically excluded or included in determining the extent to which the performance goal has been achieved, whichever will produce the higher award.

5. MAXIMUM AWARD

    The maximum amount of compensation that may be paid under the Plan to any participant for any fiscal year of the Company is $2,000,000. In addition, in no event may any participant's award, when added to all other incentive compensation awarded for the same fiscal year to management employees of the Company and its subsidiaries, exceed 2.5% of the Company's earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes, goodwill amortization, and extraordinary items.

6. ATTAINMENT OF PERFORMANCE GOALS REQUIRED

    Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goal or goals established by the Committee with respect to such year, within the meaning of Section 162(m)(4)(C) of the Code and the related Treasury regulations. Awards shall also be contingent on continued employment by the Company or a subsidiary of the Company during such year. The only exceptions to this rule apply in the event of termination of employment by reason of death or disability (as determined by the Committee), or in the event of a change of ownership or control of the Company (as determined by the Committee), during such year, in which case the Committee may but need not authorize the Company to pay the participant (or the participant's estate) all or part of the participant's potential award under this Plan for such year, at any time upon or after such termination of employment or change of ownership or control (as the case may be). Except as provided in the preceding sentence, a participant whose employment terminates prior to the end of a Plan year for any reason shall not be entitled to any award under the Plan for that year.

7. SHAREHOLDER APPROVAL AND COMMITTEE CERTIFICATION CONTINGENCIES; PAYMENT OF AWARDS

    Payment of any awards under this Plan shall be contingent upon shareholder approval, prior to payment, of the material terms under which the awards are to be paid, in accordance with Section 162(m)(4)(C)(ii) of the Code and the related Treasury regulations. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of paragraph 6 above relating to death, disability and change of ownership or control, payment of any award under this Plan shall also be contingent upon the Compensation Committee's certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with Section 162(m)(4)(C)(iii) of the Code and the related Treasury regulations. Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

8. AMENDMENT OR TERMINATION

    The Board of Directors may amend, modify or terminate this Plan at any time, provided that no such amendment, modification or termination shall adversely affect the incentive opportunity of any participant with respect to the portion of the year elapsed prior to the date of such amendment, modification or termination, without such participant's written consent.

9. INTERPRETATION AND CONSTRUCTION

    Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as performance-based compensation under Code
Section 162(m)(4)(C), and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant's employment, which shall remain "employment at will" unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10. GOVERNING LAW

    The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles of that State.

                                                                       EXHIBIT B

                  AMENDED 1995 LONG-TERM INCENTIVE STOCK PLAN
                           OF WALTER INDUSTRIES, INC.

1. PURPOSES OF THE PLAN

    The purposes of the Amended 1995 Long-Term Incentive Stock Plan (the "Plan") of Walter Industries, Inc. (the "Company") are to: promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent officers and other key employees; permit the awarding of opportunities for Plan participants to be rewarded using stock-based incentives; and to provide a means to encourage stock ownership and proprietary interest in the Company by the recipients of awards made under the Plan.

2. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN

    The Plan shall become effective upon its approval by the Board of Directors of the Company. However, in no event shall the Company issue, transfer or distribute, or have any legal obligation to issue, transfer or distribute, nor shall any participant in the Plan have any legal right to receive, any shares of Common Stock of the Company, par value $.01 per share ("Shares"), cash, property or other consideration in respect of any award granted under the Plan, and in no event shall any stock option or other award granted under the Plan be or become exercisable, redeemable or non-forfeitable, unless and until the stockholders of the Company approve the Plan. Unless previously terminated by the Company's Board of Directors (the "Board"), the Plan shall expire at the close of business on October 17, 2005.

3. PLAN ADMINISTRATION AND RELATED MATTERS

    a) COMMITTEE--The Compensation Committee of the Board, or such other committee (the "Committee"), as may be appointed by the Board, shall be responsible for administering the Plan. Unless the Board determines otherwise, the Committee shall be comprised of at least two non-employee members of the Board who shall qualify to administer the Plan as contemplated by both Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), and Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). Each member of the Committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.

    b) COMMITTEE AUTHORITY--The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in keeping with the provisions and objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions, adopting procedures and regulations governing awards, and to make all other determinations necessary or advisable for the administration of this Plan. In no event, however, shall the Committee have the right to cancel outstanding stock options or stock appreciation rights (the "SARs") for the purpose of replacing or re-granting such options or SARs with a purchase price that is less than the purchase price of the original option. All decisions made by the Committee shall be final and binding on all persons affected by such decisions.

    c) RULE 16B-3 REQUIREMENTS; CODE SECTION 162(M). Any provision of the Plan to the contrary notwithstanding: (i) the Committee may impose such conditions on any award as it may determine, on the advice of counsel, are necessary or desirable to satisfy any exemption from Section 16 of the 1934 Act for which the Company intends transactions by participants in the Plan who are subject to
Section 16(b) of the 1934 Act with respect to purchases and sales of equity securities of the Company ("Section 16 Persons") to qualify, including without limitation SEC Rule 16b-3 promulgated under the 1934 Act ("SEC Rule 16b-3");
(ii) transactions by and with respect to Section 16 Persons shall comply with any applicable conditions of Rule 16b-3 unless the Committee determines otherwise; (iii) transactions with respect to persons whose remuneration would not be deductible by the Company but for compliance with the provisions of
Section 162(m)(4)(C) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Committee determines otherwise; (iv) the Plan is intended to give the Committee the authority to grant awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as awards that do not so qualify; and (v) any provision of the Plan that would prevent the Committee from exercising the authority referred to in clause
(iv) above or that would prevent an award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out the Committee's intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

4. PARTICIPATION

    Awards may be granted under the Plan to those employees of the Company as the Committee may from time to time select, including officers and directors who are employees of the Company. For purposes of the participation provisions of this section 4, the term "Company" shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

5. AVAILABLE SHARES OF COMMON STOCK

    a) LIMITATIONS--Subject to the provisions of Section 5(c) of the Plan, (i) the aggregate number of Shares which may be issued or transferred to participants under the Plan shall be 6,000,000, (ii) the maximum number of Shares with respect to which options, stock appreciation rights, stock awards granted pursuant to Section 7(d) of the Plan ("stock awards"), or any combination of options, stock appreciation rights and stock awards may be granted to any employee during the period in which the Plan is in effect is 1,000,000, (iii) the aggregate number of Shares that may be used in settlement of awards granted pursuant to Section 7(d) of the Plan shall not exceed 1,000,000, and (iv) the aggregate number of Shares that may be covered by awards made in the form of incentive stock options intended to comply with Section 422 of the Code ("ISOs" or "Incentive Stock Options") shall not exceed 3,000,000.

    b) USAGE AND REPLENISHMENT--Shares subject to an award under the Plan which are forfeited, expire, or canceled shall remain available for the granting of other awards. Any Shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company in connection with any exercise of a stock option under the Plan shall increase the number of Shares available under the Plan. In instances where an SAR or an award granted pursuant to Section 7(d) of the Plan is settled in cash, the Shares covered by such award shall remain available for awards under the Plan. Likewise, cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the Shares available for issuance under the Plan. Further, subject to Section 3(c) above, any Shares that are issued by the Company, and any awards that are granted, as a result of the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the Shares available for awards under the Plan.

    Any Shares issued under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares, and no fractional Shares shall be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlements of awards under the Plan.

    c) ADJUSTMENTS--In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change (including without limitation adjustments to the number and class of shares subject to the Plan) shall be made with respect to: (a) the Share limitations set forth in Section 5(a); (b) each outstanding award made under the Plan; and (c) the exercise price per Share for any outstanding stock options, SARs or similar awards under the Plan; provided that any adjustments with respect to Incentive Stock Options shall comply with Sections 422 and 424 of the Code and related Treasury Department regulations.

6. FAIR MARKET VALUE

    "Fair Market Value" on a particular date means as follows:

    (a) If Shares are listed or admitted to trading on such date on the New York Stock Exchange, the mean between the high and low sales price of a Share in consolidated trading as reported for such date in the WALL STREET JOURNAL; or

    (b) If Shares are not listed or admitted to trading on the New York Stock Exchange but are listed or admitted to trading on another national exchange, the mean between the high and low sales price of a Share in consolidated trading as reported for such date in the WALL STREET JOURNAL with regard to securities listed or admitted to trading on such national exchange; or

    (c) If Shares are not listed or admitted to trading on any national exchange, the mean between the high and low sales price of a Share as reported for such date in the WALL STREET JOURNAL with regard to NASDAQ issues or, if Shares are publicly traded on such date but NASDAQ prices are not quoted for such date in the WALL STREET JOURNAL, the mean between the closing bid and asked prices of a Share on such date as furnished by a professional market maker making a market in the Shares; or

    (d) If in (a), (b) or (c) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.

In the case of an ISO, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

7. AWARDS

    a) GENERAL--The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company. The types of awards that may be granted under the Plan are:

    b) STOCK OPTIONS--A stock option shall represent a right to purchase a specified number of Shares during a specified period as determined by the Committee. Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the option is granted, and the Committee's judgment as to the consideration and its adequacy shall be conclusive and binding on all concerned. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of the Plan, (i) each option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Committee may determine, and (ii) the Committee may at any time, and subject to such terms and conditions as it may impose, authorize the holder of an option to exercise the option following the termination of the participant's employment with the Company and its subsidiaries, or following the participant's death or disability, whether or not the option would otherwise be exercisable following such event, until the expiration of its term (or until an earlier date or specified event occurs). The Committee may at any time accelerate the date on which an option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the option, an option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option. Each stock option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no option shall be exercisable after the tenth anniversary of its date of grant and no Incentive Stock Option which is granted to any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Incentive Stock Option is granted. The purchase price per Share for each stock option shall be not less than 100% of the Fair Market Value on the date of grant except that in the case of an optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, the purchase price per Share under such Incentive Stock Option shall be not less than 110% of the Fair Market Value of such stock on the date the Incentive Stock Option is granted. In all cases, the purchase price per Share under each stock option shall be not less than the par value (if any) of the optioned Shares. A stock option may be in the form of an Incentive Stock Option which, in addition to being subject to the applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The Shares covered by a stock option may be purchased, in accordance with the applicable award agreement, by cash payment or such other method permitted by the Committee, including (A) tendering (either actually or by attestation) Shares valued at the Fair Market Value at the date of exercise; (B) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning to the Company a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; or
(C) any combination of the above. The Committee may grant stock options that provide for the grant of a subsequent restoration stock option if the exercise price has been paid for by tendering Shares to the Company. Any restoration stock option may cover up to the number of Shares tendered in exercising the predecessor option, with the stock option purchase price set at the then-current Fair Market Value, and such restoration option would not extend beyond the remaining term of the original option.

    c) SARS--An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if an SAR is granted retroactively in tandem with or in a substitution for a stock option, the designated Fair Market Value in the applicable award agreement may be the Fair Market Value on the date such stock option was granted.

    d) STOCK AWARDS--A stock award shall represent an award made in Shares or denominated in units equivalent in value to Shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, and/or the achievement of performance goals. The Committee may grant stock awards that qualify as "performance-based compensation" under Section 162(m)(4)(C) of the Code, as well as stock awards that do not so qualify. The performance criteria that may be used by the Committee in granting stock awards that qualify as "performance-based compensation" shall consist of (i) the Fair Market Value or book value of Shares, (ii) any of the following, on either a consolidated or business unit or divisional level, as the Committee may determine: level of sales, earnings per share, earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes and goodwill amortization; income before income taxes and cumulative effect of accounting changes; income before cumulative effect of accounting changes; net income; operating income net of interest expense; operating income before interest expense; net worth; return on total assets; return on net assets; return on equity; return on capital employed; total stockholder return; and market valuation, or (iii) a combination of any two or more of the business criteria set forth in (i) and/or (ii). The foregoing business criteria shall be determined in accordance with generally accepted accounting principles and may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures.

8. DIVIDENDS AND DIVIDEND EQUIVALENTS

    The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents.

9. PAYMENTS AND PAYMENT DEFERRALS

    Payment of awards may be in the form of cash, Shares, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of Shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in share equivalents.

10. TRANSFERABILITY

    Awards granted under the Plan, including any "derivative securities" issued under the Plan, shall not be transferable or assignable other than by will or the laws of descent and distribution (or, if so permitted by the Committee, pursuant to a beneficiary designation by the participant that is consistent with any applicable exemption from Section 16 of the 1934 Act for which the Company intends transactions by Section 16 Persons to qualify (including without limitation SEC Rule 16b-3) or, in the case of an ISO, with Section 422 of the Code and any related Treasury Department rulings and regulations), and shall be exercisable, during the participant's lifetime, only by him. Notwithstanding the foregoing, the Committee may, on such terms and subject to such conditions as it may impose, permit a participant to transfer any award granted under this Plan, other than an Incentive Stock Option or any other award that is linked to an Incentive Stock Option, to members of his immediate family (defined as his children, grandchildren and spouse, including children and grandchildren by marriage (e.g., son-in-law, daughter-in-law or step-child) or adoption) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners if (and only if) the instrument evidencing such award expressly so provides (or is amended to so provide) and the participant does not receive any consideration for the transfer; provided that any such transferred award shall continue to be subject to the same terms and conditions that were applicable to such award immediately prior to its transfer (except that such transferred award shall not be further transferable by the transferee during lifetime) and provided, further, that the foregoing provisions of this sentence shall not apply to any award granted to or held by a
Section 16 Person unless and until the Company's counsel determines that such provisions would not jeopardize any exemption from such Section for which the Company intends transactions by Section 16 Persons to qualify.

11. CHANGE-IN-CONTROL

    Either in contemplation of or in the event that the Company undergoes a change in control (as defined by the Committee) or is not the surviving corporation in a merger or consolidation with another corporation, or in the event of a liquidation or reorganization of the Company, the Committee may provide for appropriate adjustments (including the acceleration of vesting) and settlements of awards either at the time an award is granted or at a subsequent date.

12. AWARD AGREEMENTS

    Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award, including (if applicable) the term of the award, the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the award by the respective participant shall constitute agreement by the participant to the terms of the award.

13. PLAN AMENDMENT

    The Plan may be amended by the Board of Directors, without stockholder approval, at any time and in any respect, unless stockholder approval of the amendment in question is required under Delaware law, the Code (including without limitation Code Section 422 and Proposed Treasury Regulation Section 1.422A(b)(iv) thereunder), any applicable exemption from Section 16 of the 1934 Act (including without limitation SEC Rule 16b-3) for which the Company intends transactions by Section 16 Persons to qualify, any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any award that was granted prior to the date of such amendment or termination without the written consent of the participant.

14. TAX WITHHOLDING

    The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law or such greater amount of withholding as the Committee shall determine from time to time, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholding, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such award.

15. OTHER BENEFIT AND COMPENSATION PROGRAMS

    a) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, or employees generally, or to any class or group of such persons, which the Company or any subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

    b) No employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the employee's receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code, or during the following calendar year. The preceding sentence shall not apply if and to the extent that the Company's counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

16. UNFUNDED PLAN

    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall constitute general, unsecured liabilities of the Company and shall not confer upon any participant any right, title or interest in any assets of the Company.

17. USE OF PROCEEDS

    The cash proceeds received by the Company from the issuance of Shares pursuant to the exercise of stock options or the settlement of other awards under the Plan shall be used for general corporate purposes.

18. REGULATORY APPROVALS

    The implementation of the Plan, the granting of any award under the Plan, and the issuance of Shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the Shares issued pursuant to it.

19. FUTURE RIGHTS

    No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company. Likewise, participation in the Plan will not in any way affect the Company's right to terminate the employment of the participant at any time with or without cause.

20. GOVERNING LAW

    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

21. SUCCESSORS AND ASSIGNS

    The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors. However, no award or other interest in the Plan may be assigned, pledged or otherwise alienated, except to the extent permitted in accordance with Section 10 of the Plan and the applicable award agreement.